Exhibit 10(a)59

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                              AMENDED AND RESTATED

                              TROUTMAN SANDERS LLP

                                NationsBank Plaza

                     600 Peachtree Street, N.E., Suite 5200

                             Atlanta, Georgia 30308

                                 (404) 885-3000



                            Effective January 1, 1999

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    Purposes

         The purposes of the Southern Company Executive Productivity Improvement Plan (the "Plan") are to provide a financial incentive which will focus the efforts of certain executives on areas that will have a direct and significant influence on corporate performance and to provide the potential for levels of compensation that will enhance the Employing Companies' abilities to attract, retain and motivate such executives. In order to achieve these objectives, the Plan will be based upon corporate performance.

         This Amendment and Restatement shall be effective as of January 1, 1999.

                                    ARTICLE I

                                   Definitions

         For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

         1.1 "Annual Salary" shall mean base salary or wages paid to a Participant before deductions for taxes, social security, etc., including all amounts contributed by an Employing Company to The Southern Electric System Flexible Benefits Plan or The Southern Company Flexible Benefits Plan on behalf of a Participant, amounts contributed by any Employing Company to The Southern Company Employee Savings Plan as Elective Employer Contributions, as said term is defined in Section 4.1 therein, pursuant to the Participant's exercise of his deferral option made in accordance with Section 401(k) of the Internal Revenue Code, and amounts contributed to the Southern Company Deferred Compensation Plan, but excluding all awards under the Southern Company Performance Pay Plan and the Southern Company Executive Productivity Improvement Plan, overtime pay, shift differential and substitution pay. For Computation Periods beginning on or before January 1, 1998, Annual Salary shall be the Participant's Annual Salary as of the first day of the Computation Period. For Computation Periods beginning January 1, 1999 and thereafter, Annual Salary shall be the weighted average Annual Salary determined as of the last day of each of the four years within the Computation Period.

         1.2 Average ROE" shall mean the mathematical result obtained by (a) calculating the return on equity for each year in the Computation Period, (b) adding the return on equity calculations for all years in the Computation Period; and (c) dividing the total by the number of years in the Computation Period.

         1.3 "Award" shall mean the Award Opportunity or Award Units multiplied by the Performance Unit Value determined under Sections 3.2 and 3.4 of the Plan.

         1.4 "Award Opportunity" shall mean the award opportunity determined under Section 3.1 of the Plan.

         1.5 "Award Unit" shall mean the unit opportunity determined under
Section 3.3 of the Plan.

         1.6 "Beneficial Ownership" shall mean beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         1.7 "Board of Directors" shall mean the Board of Directors of Southern Company Services, Inc.

         1.8 "Business Combination" shall mean a reorganization, merger or consolidation or sale of Southern Company or a sale of all or substantially all of Southern Company's assets.

         1.9 "Chief Executive Officer" shall mean the individual designated as such by the Board of Directors of an Employing Company and of Southern Company.

         1.10 "Committee" or "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of Southern Company or the Employing Company.

         1.11 "Common Stock" shall mean the common stock of Southern Company.

         1.12 "Computation Period" shall mean a four-year period commencing on the first day of the initial year of participation and thereafter it shall mean a four-year period commencing the first day of January each year made up of the ROE Computation Period and the TSR Computation Period, if any, respectively.

         1.13 "Consummation" shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

         1.14 "Control" shall mean, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation's Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity's voting equity interests.

         1.15 "Employing Company" shall mean Southern Company Services, Inc., or any other affiliate or subsidiary (direct or indirect) of Southern Company, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

         1.16 "Executive Employee" shall mean any person who is currently employed by an Employing Company who is a "covered employee" as that term is defined in Section 162(m) of the Internal Revenue Code (the "Code") who is designated as an Executive Employee by the Compensation Committee and such other persons employed by an Employing Company as the Compensation Committee in its discretion shall designate.

         1.17 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.18 "Grade Level" shall mean the evaluation assigned under the job evaluation system. For Computation Periods beginning on or before January 1, 1998, Grade Level shall be the Participant's Grade Level as of the first day of the Computation Period. For Computation Periods beginning January 1, 1999 and thereafter, Grade Level shall be the weighted average Grade Level determined as of the last day of each of the four years within the Computation Period.

         1.19 "Grade Level Value" shall mean the assigned dollar value within the Annual Salary range for a Grade Level in a Computation Period, upon which awards are based.

         1.20 "Group" shall have the meaning set forth in Section 14(d) of the Exchange Act.

         1.21 "Incumbent Board" shall mean those individuals who constitute the Southern Board as of the Effective Date plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern Company's shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern Board subsequent to the Effective Date whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern Board shall be a member of the Incumbent Board.

         1.22 "Non-Adopting Employer" shall mean any subsidiary or affiliate of Southern Company which is not an Employing Company.

         1.23 "Participant" shall mean an Executive Employee who satisfies the criteria referred to in Article II at the beginning of a Computation Period.

         1.24 "Payment Date" shall mean the date the check evidencing the Award is endorsed by an authorized person of an Employing Company.

         1.25 "Percentage of Total Award" shall have the meaning ascribed in Exhibits B and E hereof.

         1.26 "Plan" shall mean the Southern Company Executive Productivity Improvement Plan, as described herein or as may be amended from time to time.

         1.27 "Plan Termination" shall mean the termination of the Plan by Southern Company or an Employing Company following a Southern Change in Control unless an equitable arrangement (embodied in an ongoing substitute or replacement plan) has been made with respect to the Plan in connection with the Southern Change in Control. For purposes of this Plan, an ongoing substitute or alternative plan shall be considered an "equitable arrangement" if a nationally recognized compensation consulting firm chosen by the Committee opines in writing that, on aggregate, the post-Southern Change in Control plan is an equitable substitute or replacement of the pre-Southern Change in Control Plan, and that such substitute or alternative plan provides substantially similar target opportunities and a substantially similar level of performance difficulty.

         1.28 "Prior Plan" shall mean the Plan as amended and restated effective January 1, 1995.

         1.29 "Southern Board" shall mean the board of directors of Southern Company.

         1.30 "Southern Change in Control" shall mean any of the following:

                  (a) The acquisition by any Person of Beneficial Ownership of 20% or more of Southern Company's Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern Company's Voting Securities shall not constitute a Change in
         Control:

                           (i) any acquisition directly from Southern Company;

                           (ii) any acquisition by Southern Company;

                           (iii) any acquisition by any employee benefit plan
                  (or related trust) sponsored or maintained by Southern Company or any corporation Controlled by Southern Company;

                           (iv) any acquisition by a qualified pension plan or
                  publicly held mutual fund;

                           (v) any acquisition by an Employee or Group composed
                  exclusively of Employees; or

                           (vi) any Business Combination which would not
                  otherwise constitute a Change in Control because of the application of clauses (i), (ii) and (iii) of Section 1.30(c);

         (b) A change in the composition of the Southern Board whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Southern Board; or

         (c) Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

                  (i) all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern Company's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern Company's Voting Securities or all or substantially all of Southern Company's assets) (such surviving or resulting corporation to be referred to as "Surviving Company"), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Southern Company's Voting Securities;

                  (ii) no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of Employees or employee benefit plan (or related trust) of Southern Company, its subsidiaries or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and

                  (iii) at least a majority of the members of the board of directors of Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board, providing for such Business Combination.

         1.31     "Southern Company" shall mean The Southern Company.

         1.32     "Southern Termination" shall mean the following:

                  (a) The consummation of a reorganization, merger or consolidation of Southern Company under circumstances where either (i) Southern Company is not the surviving corporation or (ii) Southern Company's Voting Securities are no longer publicly traded;

                  (b) The sale or other disposition of all or substantially all of Southern Company's assets; or

                  (c) The acquisition by any Person of Beneficial Ownership of all of Southern Company's Voting Securities such that Southern Company's Voting Securities are no longer publicly traded;

         in each case under circumstances where the Surviving Company of the company acquiring Southern Company's assets or Voting Securities dies not adopt an "equitable arrangement" (as defined in Section 1.27 hereof) in the form of a replacement plan.

         1.33     "Subsidiary Change in Control" shall mean the following:

                  (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities of an Employing Company; provided, however, that for purposes of this Section 1.33, any acquisition by an Employee, or Group composed entirely of Employees, any qualified pension plan, any publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern Company or any corporation Controlled by Southern Company shall not constitute a Change in Control;

                  (b) Consummation of a reorganization, merger or consolidation of an Employing Company (an "Employing Company Business Combination"), in each case, unless, following such Employing Company Business Combination, Southern Company Controls the corporation surviving or resulting from such Employing Company Business Combination; or

                  (c) Consummation of the sale or other disposition of all or substantially all of the assets of an Employing Company to an entity which Southern Company does not Control.

         1.34 "Subsidiary Employee" shall mean an Executive Employee of an Employing Company which has undergone a Subsidiary Change in Control.

         1.35 "ROE Computation Period" shall have the meaning ascribed in
Section 3.1 hereof

         1.36 "ROE Peer Group Companies" shall mean the companies set forth on Exhibit C attached hereto and as may be revised from time to time by the Committee to reflect mergers, acquisitions, reorganizations, etc. of such companies.

         1.37 "Termination for Cause" or "Cause" shall mean the termination of a Participant's employment by an Employing Company under any of the following circumstances:

                  (a) The Participant willfully neglects or refuses to discharge his or her duties to the Employing Company as an employee or refuses to comply with any lawful and reasonable instructions given to him or her by the Employing Company without reasonable excuse;

                  (b) The Participant is guilty of gross misconduct. For purposes of this Plan, the following acts shall constitute gross misconduct:

                           (i) any act involving fraud or dishonesty or breach
                  of appropriate regulations of competent authorities;

                           (ii) the carrying out of any activity or the making
                  of any statement which would prejudice or impair the good name and standing of the Company or any Employing Company or would bring the Company or any Employing Company into contempt, ridicule or would reasonably shock or offend any community in which the Company or any Employing Company is located;

                           (iii) attendance at work in a state of intoxication
                  or otherwise being found in possession at his or her workplace of any prohibited drug or substance, possession of which would amount to a criminal offense;

                           (iv) assault or other act of violence against any
                  employee or other person during the course of the Participant's employment; and

                           (v) conviction of any felony or misdemeanor involving
                  moral turpitude.

         1.38 "Total Shareholder Return" or "TSW' shall mean the total amount an investor would receive by investing $100 per quarter in Common Stock or in TSR Peer Group Common Stock, as the case may be, as determined by measuring the total dividends which would have been paid on such Common Stock or TSR Peer Group Common Stock by reinvesting such dividends on a quarterly basis in additional shares of Common Stock or TSR Peer Group Common Stock, as the case may be, and the total gain or loss on such Common Stock or Peer Group Common Stock as if such stock had been sold at the closing price on the last day of the respective Computation Period.

         1.39 "TSR Computation Period" shall have the meaning ascribed in
Section 3.3 hereof.

         1.40 "TSR Peer Group Common Stock" shall mean the common stock of the Peer Group, Companies.

         1.41 "TSR Peer Group Companies" shall mean those Companies designated by Goldman Sachs in its "Selected Electric Utility Industry Report" as the approximately 80 Utility Peer Group Companies as published quarterly and as composed from time to time. In the event that Goldman Sachs no longer publishes the 80 Utility Peer Group Companies, the Committee shall choose such other and similar list of national peer group companies as published by a similarly nationally recognized firm.

         1.42 "Value of Performance Unit" shall have the meaning ascribed in Exhibits B and E attached hereto.

         1.43 "Voting Securities" shall mean the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation's directors.

         Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

                                   ARTICLE II

                                  Participants

         2.1 Participation. Participation in the Plan shall be limited to Executive Employees of the Employing Companies.

         2.2 Reduction in Grade Level. Any Participant who ceases to be an Executive Employee prior to the close of a Computation Period shall receive an Award for the Computation Period ending on December 31st of the year in which such Participant ceased to be an Executive Employee and shall forfeit any Award for any other Computation Periods that have not closed as of the date the Participant ceases to be an Executive Employee.

         2.3 Termination of Employment. If a Participant's employment is terminated by reason of death, disability or retirement, such Participant or his or her estate shall be eligible to receive an Award for the Computation Period ending in the year of such death, disability or retirement unless such death, disability or retirement shall have occurred on January 1 in which case the Participant or his or her estate shall only be entitled to an Award for the Computation Period ending December 31 of the previous year. Any Participant who terminates employment for any other reason shall receive only any unpaid Award for a completed Computation Period and shall not be eligible to receive an Award for the Computation Period ending in the year of such termination of employment.

         2.4 Transfer to Non-Adopting Employer. Notwithstanding the provisions of Section 2.3 above, in the case of an individual transferring from an Employing Company to a Non-Adopting Employer any Award paid for any Computation Period not yet closed as of the date of a Participant's transfer shall be paid to the Participant by the Employing Company from which the Participant is transferring on the following basis:

                  (i) 100% of the Award for the Computation Period ending in the year of transfer;

                  (ii) 75% of the Award for the Computation Period ending in the first year following the year of transfer;

                  (iii) 50% of the Award for the Computation Period ending in the second year following the year of transfer; and

                  (iv) 25% of the Award for the Computation Period ending in the third year following the year of transfer.

Such transferring Participant shall receive no award for any Computation Period which has not begun on the date of the Participant's transfer or if such Participant shall no longer be in an eligible Grade Level after such transfer.

         Any Awards payable under this Section 2.4 shall be based on the Grade Level at the time of transfer.

         2.5 Transfer from Non-Adopting Employer. In the case of an individual transferring from a Non-Adopting Employer to an Employing Company whose Grade Level and length of service at the Non-Adopting Employer would have caused the Employee to have been a Participant in the Plan if the Non-Adopting Employer were an Employing Company and whose Grade Level after the transfer would enable the Employee to participate in the Plan, such individual shall be deemed to have been employed by an Employing Company while employed with the Non-Adopting Employer and shall, for any Computation Period ending after such transfer, be deemed a Participant in the Plan as if the Non-Adopting Employer was an Employing Company.

         Any Awards payable under this Section 2.5 shall be based on the Grade Levels at the Employing Company.

         2.6 Termination for Cause. Notwithstanding any other provision of this Plan, a Participant whose employment is Terminated for Cause shall forfeit any and all unpaid Awards under this Plan.

         2.7 Promotion. The administration of Awards for Participants who are promoted or transferred from one Grade Level included in the Plan to another Grade Level included in the Plan shall be based on the Participant's Grade Level Value on the last day of the Computation Period for which an Award is being granted. For the Computation Periods ending December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998 a Participant's Grade Level Value for determining Awards shall be the Participant's Grade Level Value on January 1, 1995.

         2.8 Maximum Award. Notwithstanding any other provision of this Plan, the maximum Award for any Computation Period payable to any Participant shall be two million dollars ($2,000,000).

         2.9 1995 Participants. Any individual who initially becomes a Participant in the Plan as of January 1, 1995 shall be considered to have been participating in the Plan as of January 1, 1993 for purposes of determining benefits payable for any Computation Period that began or begins on or after January 1, 1993 and such Participant will therefore be eligible for an Award equal to seventy-five percent (75%) of the Award Opportunity for the Computation Period ending December 31, 1995.

         2.10 Post-1995 Participants. In the case of an individual who becomes a Participant subsequent to January 1, 1995, said Participant will participate in each Computation Period which ends not less than two (2) years after becoming a Participant.

                                   ARTICLE III

                      Corporate Financial Performance Award

         3.1 ROE Computation Period. For Computation Period years beginning before January 1, 1997 (the "ROE Computation Period"), the Award Opportunity for each Participant shall be based upon either his Grade Level Value (as determined based on his Grade Level at the beginning of such period) or, in the Committee's discretion, upon his Annual Salary at the beginning of such period and in either case shall range from fifteen percent (15%) to sixty-five percent (65%) of such Grade Level Value or Annual Salary, as applicable. The Award Opportunity for each Grade Level or Annual Salary shall be determined in accordance with the chart set forth in Exhibit A hereof.

        3.2 ROE Ranking. Each Award Opportunity granted in the ROE Computation Period shall be multiplied by the Value of Performance Unit factor and the Percentage of Total Award factor set forth in Exhibit B hereof, which is based on Southern Company's Average ROE ranking during the ROE Computation Period as compared to the Average ROE ranking of the ROE Peer Group Companies to determine a Participant's Award. The return on common equity of the ROE Peer Group Companies shall be determined annually by an independent certified public accountant based on generally accepted accounting principles and shall be properly adjusted and annualized by such accountant so that each ROE Peer Group Company return on common equity may be accurately compared to that of Southern Company.

         3.3 TSR Computation Period. For Computation Period years beginning on or after January 1, 1997 (the "TSR Computation Period"), the Award Units for each Participant shall be based upon either his Grade Level Value or, in the Committee's discretion, upon his Annual Salary and, in either case shall range from fifteen percent (15%) to sixty-five percent (65%) of such Grade Level Value or Annual Salary, as applicable. The Award Units for each Grade Level or Annual Salary shall be determined in accordance with the charts set forth in Exhibit D hereof

         3.4 TSR Ranking. Each Award Unit granted in the TSR Computation Period shall be multiplied by the Value of Performance Unit factor and the Percentage of Total Award factor set forth in Exhibit E hereof which is based on Total Shareholder Return of Southern Company as compared to the Total Shareholder Return for the TSR Peer Group Companies. The Total Shareholder Return of Southern Company and the TSR Peer Group Companies shall be determined annually by an independent certified public accountant and shall be properly adjusted and amortized by such accountant so that each TSR Peer Group Company's total shareholder return may be accurately compared to that of Southern Company.

         3.5 Insufficient Earnings. Notwithstanding the above provisions, an Award will not be granted for any Computation Period ending with the calendar year in which the current earnings of Southern Company are less than the amount necessary to fund the dividends on its Common Stock at the rate such dividends were paid for the immediately preceding calendar year.

         3.6 Extraordinary Income. In the exercise of negative discretion, the Compensation Committee may calculate the Award for one or more Computation Period(s) without regard to any extraordinary income item (but not loss) otherwise recorded by Southern Company or any Employing Company, provided such determination that an item of income is extraordinary is made by the Committee prior to the close of the Computation Period.

         3.7 Payment. The Awards to the Participants will be paid in cash as soon as is practicable after all evaluations are completed. An Award payment may not be deferred under this Plan. In the event an Award was deferred under the Prior Plan, such deferral shall be governed by the terms of the Prior Plan.

                                   ARTICLE IV

                                Change in Control

         4.1 Southern Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Plan Termination within the two (2) year period following a Southern Change in Control, each Participant who is an Executive Employee on the date of the Plan Termination shall be entitled to receive within thirty (30) days of the Plan Termination, cash in an amount equal to his Award Opportunity or Award Units, as the case may be, for the Computation Period in which the Plan Termination shall have occurred, at a target Value of Performance Unit of $ 1.00, prorated for each Computation Period by the number of months which have passed since the beginning of the Computation Period until the date of the Plan Termination.

         4.2 Subsidiary Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Subsidiary Change in Control, each Subsidiary Employee on the date of such Change in Control whose employment is not transferred upon such Subsidiary Change in Control to another Employing Company shall be entitled to receive within thirty (30) days of the Subsidiary Change in Control, cash in an amount equal to his Award Opportunity, or Award Units, as the case may be, for the Computation Period in which the Subsidiary Change in Control shall have occurred, at a target Value of Performance Unit of $1.00, prorated for each Computation Period by the number of months which have passed since the beginning of the Computation Period until the date of the Subsidiary Change in Control.

         4.3 Southern Termination. Notwithstanding any other provision of this Plan to the contrary, in the event of a Southern Termination, if the Plan or an equitable replacement thereto (as described in Section 1.27 hereof) remains effective on December 31st of the Plan Year in which the Southern Change in Control shall have occurred, the Plan or Replacement Plan shall operate with respect to the Performance Period then ended in accordance with its terms, but in no event shall the Value of Performance Unit under the Plan or similar factor under a replacement plan for such Performance Period be less than $1.00 or target performance, respectively.

                                    ARTICLE V

                            Miscellaneous Provisions

         5.1 No Assignment. Neither the Participant, his beneficiary, nor his personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

         5.2 No Reserve. The Employing Company shall not reserve or otherwise set aside funds for the payments of Awards deferred in accordance with the Prior Plan.

         5.3 Plan Amendment. Except for the provisions of Article IV hereof, which may not be amended, modified or terminated following a Southern Change in Control, Subsidiary Change in Control or a Southern Termination, the Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to payments which have been deferred under the Prior Plan prior to such amendment, modification, or termination.

         5.4 Additional Benefits. It is expressly understood and agreed that the Awards made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Employing Company.

         5.5 Withholding. There shall be deducted from the payment of each Award under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Employing Company to such governmental authority for the account of the person entitled to such distribution.

         5.6 Effect On Other Benefits. Any Awards paid to a Participant while employed by an Employing Company shall not be considered in the calculation of the Participant's benefits under any other employee welfare or pension benefit plan maintained by an Employing Company, unless otherwise specifically provided therein.

         5.7 Governing Law. This Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.

         5.8 Pooling Accounting. Notwithstanding anything to the contrary herein, if, but for any provision of this Plan, a Change in Control transaction would otherwise be accounted for as a pooling-of-interests under APB No. 16 ("Pooling Accounting") (after giving effect to any and all other facts and circumstances affecting whether such Change in Control transaction would use Pooling Accounting,), such provision or provisions of this Plan which would otherwise cause the Change in Control transaction to be ineligible for Pooling Accounting shall be void and ineffective in such a manner and to the extent that by eliminating such provision or provisions of this Plan, Pooling Accounting would be required for such Change in Control transaction.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through its duly authorized officers, hereby amends and restates the Southern Company Executive Productivity Improvement Plan this ____ day of ______________, 1999 to be effective January 1, 1999.

                                          SOUTHERN COMPANY SERVICES, INC.




                                     By:
                                                Christopher C. Womack
                                        Senior Vice President, Human Resources


Attest:


By:
         Tommy Chisholm
         Secretary

         [CORPORATE SEAL]

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT A

                                Award Opportunity

         Grade Level Value                            Award Opportunity
                                                Percentage of Grade Level Value
                                                       or Annual Salary

         President/CEO                                      50/65%
                  15                                        50%
                  14                                        45%
                  13                                        40%
                  12                                        35%
                  11                                        30%
                  10                                        25%
                  9                                         25%
                  8                                         20%
                  7                                         15%

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT B

                            AWARD PERCENTAGE SCHEDULE

                                Position Ranking

 Value of

Performance Unit       12-14             15-17       18 - 20
     $               Companies         Companies    Companies
----------------     ---------         ---------    ---------

    $2.00                Top              Top          Top
      1.80               1.0              1.0          1.0
      1.60               2.0              2.0          2.0
      1.40               2.5              3.0          3.0
      1.20               3.0              4.0          4.0
      1.00               4.0              4.5          5.0
        .90              4.5              5.0          6.0
        .80              5.0              6.0          7.0
        .70              6.0              7.0          8.0
        .60              6.5              8.0          9.0
        .50              7.0              8.5           10.0
           0           Below 7.0        Below 8.5     Below 10


                        Percentage Of Total Award Factor

         Computation Period Ending                          Factor

         December 31, 1997                                  75%

         December 31, 1998                                  50%

         December 31, 1999                                  25%

         Thereafter                                          0%

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT C

                            ROE Peer Group Companies

Allegheny Energy, Inc.
Alliant Energy Corporation
Ameren Corporation
American Electric Power Company
Baltimore Gas & Electric Company
BEC Energy
Carolina Power & Light Company
Central & South West Corporation
CILCORP.  Inc.
Cinergy Corporation
Cleco Corporation

Conectiv CIV
CMS Energy Corporation
Commonwealth Energy System
Consolidated Edison, Inc.
Dominion Resources, Inc.
DPL, Inc.
DQE, Inc.
DTE Energy Company
Duke Energy Corporation

Eastern Utilities Associates Edison International Energy East Corporation Entergy Corporation FirstEnergy Corporation Florida Progress Corporation FPL Group, Inc.

GPU, Inc.
Hawaiian Electric Industries, Inc.
Houston Industries, Inc.
IDACORP, Inc.
Illinova Corporation
Interstate Energy Corporation
IPALCO Enterprises, Inc.
Washington Water Power Co.
Western Resources, Inc.
WPS Resources Corp.


Kansas City Power & Light Company
Keyspan Energy Corporation
LG&E Energy Corporation
MDU Resources
MidAmerican Energy Holdings Co.
Minnesota Power Company
Montana Power Company
Nevada Power Co.
New Century Energies, Inc.
New England Electric System
Niagara Mohawk Power Corp.
NIPSCO Industries, Inc.
Northeast Utilities Co.
Northern States Power Co.
OGE Energy Corp.
Orange & Rockland Utilities, Inc.
PG&E Corp.
PacifiCorp
PECO Energy Co.
Pinnacle West Capital Corp.
Potomac Electric Power Co.
PP&L Resources, Inc.
Public Service Co. of New Mexico
Public Service Enterprise Group, Inc.
Puget Sound Energy, Inc.
Rochester Gas & Electric Corp.
SCANA Corp.
Sierra Pacific Resources
SIGCORP, Inc.
TECO Energy, Inc.
Texas Utilities Company
Unicom Corp.
Unisource Energy Corp.
United Illuminating Company
UtiliCorp.  United, Inc.
Wisconsin Energy Corp.

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT D

                                   Award Units

         Grade Level Value                     Award Units

                                       Percentage of Grade Level Value
                                             or Annual Salary

         President/CEO                          50/65%
         15                                     50%
         14                                     45%
         13                                     40%
         12                                     35%
         11                                     30%
         10                                     25%
         9                                      25%
         8                                      20%
         7                                      15%

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT E

                            Performance Unit Factor*

  Value of Unit                                    Percentile of Southern TSR

                                                                 vs.
                                                                 --

                                                          Investor Utility

     $ 2.00                                               90th and above
     $ 1.50                                               70th
     $ 1.00                                               50th
     $   .50                                              30th
     $   .00                                              Below 30th

*The Value of Unit for performance levels falling between the percentiles listed above shall be interpolated on a straight line basis for any given calendar year.

                        Percentage Of Total Award Factor

         Computation Period Ending                           Factor

         December 31, 1997                                     25%

         December 31, 1998                                     50%

         December 31, 1999                                     75%

         Thereafter                                           100%